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                                                                   EXHIBIT 10.26

          1997 Stock Options For Directors


Annual grant to each non-employee director of an option for 2,500 shares.

Performance vested. Vesting occurs upon stock option price targets being reached within five years of grant date.

Option exercise price equals average of high and low market price at effective grant date - January 2, 1997.

20% of options vest each time stock price increases by 15%.

For example, assuming $45 grant date price:

               $51.75            500 options vest
               $59.50            500 options vest
               $68.50            500 options vest
               $78.75            500 options vest
               $90.00            500 options vest

Price levels for vesting will be adjusted to reflect actual price of January 2, 1997.

Vested options may be exercised any time during 10 years from date of grant, so long as director remains on the board.

If director leaves Board for:

          mandatory retirement age or disability_3-year period* to exercise vested options and options which vest during that period.

          death--1-year period* to exercise vested options and options which vest during that period.

          any other reason (such as declining to serve or failure to be elected)--1-year period* to exercise vested options, but any options not vested at the time the director leaves the Board are forfeited.


__________
*Or date of expiration of 10-year option term, if sooner.